REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of this 28th day of November, 2000 (the "Effective Date"), between Chyron Corporation, a New York corporation (the "Company") and Microsoft Corporation, a Washington corporation ("Holder").

RECITALS

WHEREAS, Company and Holder have entered into a Common Stock Purchase Agreement (the "Purchase Agreement") dated as of the Effective Date;

WHEREAS, in connection with the Purchase Agreement Company has agreed to file a registration statement on Form S-3 with the SEC to register the shares of common stock Holder will receive pursuant to the Purchase Agreement;

WHEREAS, Company desires to grant Holder, and Holder desires to have, certain registration rights as defined in this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the parties to this Agreement hereby agree as follows:

AGREEMENT

SECTION 1. Definitions. The following capitalized terms, as used in this Agreement, have the following meanings:

"Form S-3" shall mean the Form S-3 Registration Statement (or a similar successor form) as promulgated by the SEC, provided that if Form S-3 is not available to the Company at a time when a registration statement must be filed pursuant to this Agreement, then references to Form S-3 herein shall mean the least financially burdensome form of registration statement as determined by the Company.

"Registrable Securities" means common shares of Company to be issued to Holder pursuant to the Purchase Agreement, unless and until (i) a registration statement covering all such shares has been declared effective by the SEC and the shares have been sold or transferred by Holder to another person pursuant to the effective registration statement, (ii) all such shares are sold pursuant to the provisions of Rule 144 under the Securities Act (or any similar provisions then in force) ("Rule 144"), (iii) all such shares are held by a person who is not an affiliate (a "Rule 144 Affiliate") of Company within the meaning of Rule 144 and may be sold pursuant to subsection (k) of Rule 144, (iv) if any shares are held by a person who is a Rule 144 Affiliate, all such shares may be sold pursuant to Rule 144 within a period of three months in accordance with the volume limitations set forth in Rule 144(e)(1), or (v) all of such shares have been otherwise transferred in a transaction or transactions that would constitute a sale under the Securities Act and such shares may be resold without subsequent registration under the Securities Act.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Transfer" or "Transferred" shall mean to sell, assign, transfer, pledge, hypothecate, mortgage, encumber, or dispose of all or any part of the Registrable Securities.

SECTION 2. Registration.

If Company fails to register the shares of Company common stock as called for in the Purchase Agreement, or if such registration statement ceases to be effective for any reason while there remain Registrable Securities, then Holders, acting by majority vote, may make a written request to Company to effect the registration under the Securities Act and the securities laws of any states reasonably designated by the Holder of all Registrable Securities then beneficially owned by the Holders for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (the "Demand"). The Demand shall specify the number of Registrable Securities proposed to be sold and shall also specify the intended method of disposition thereof. No later than sixty (60) days after receiving a Demand, in accordance with the procedures set forth in Section 3 of this Agreement, Company shall file with the SEC a registration statement on Form S-3 for an offering covering the resale of such Registrable Securities and shall use its best efforts to cause the registration statement to be declared effective by the SEC as soon as practicable following the filing. The registration of the Registrable Securities so effected by Company pursuant to this Section 2 is referred to herein as a "Demand Registration." The Holder may make a maximum of two (2) Demands.

SECTION 3 Obligations of Company.

(a) Whenever Company is required by the provisions of this Agreement to effect a Demand Registration, Company shall (i) prepare and, as soon as reasonably possible, and in no event later than sixty (60) days after a Demand, file with the SEC a registration statement on Form S-3 with respect to the Registrable Securities, and shall use its best efforts to cause such registration statement to become effective and to remain effective until such date as there remain no Registrable Securities beneficially owned by the Holder (the "Full Sale Date"); (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered pursuant to such registration statement until the earlier of the Full Sale Date or such time as Holder may sell all of the shares of Registrable Securities pursuant to Rule 144 within a three month period; and (iii) take all such other action either necessary or desirable to permit the shares of Registrable Securities held by Holder to be registered and disposed of in accordance with the method of disposition described herein.

(b) In connection with any registration statement, the following provisions shall apply:

(i) Company shall furnish to the Holder, five (5) days prior to the filing thereof with the SEC, a copy of any registration statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and shall use its reasonable commercial efforts to reflect in each such document, when so filed with the SEC, such comments as the Holder and its counsel reasonably may propose.

(ii) Company shall use its best efforts to ensure that: (A) any registration statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the respective rules and regulations thereunder, (B) any registration statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) any prospectus forming part of any registration statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) (A) Company shall promptly:

(1) advise the Holder when a registration statement and any amendment thereto has been filed with the SEC and when the registration statement or any post-effective amendment thereto has become effective; and

(2) if requested by Holder, provide copies of any written comments received from the SEC relating to the registration statement or the prospectus included therein and any amendments or supplements thereto.

(B) Company shall promptly advise Holder and, if requested by Holder, confirm such advice in writing of:

(1) the issuance by the SEC of any stop order suspending effectiveness of the registration statement or the initiation of any proceedings for that purpose;

(2) the receipt by Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(3) the happening of any event that requires the making of any changes in the registration statement or the prospectus so that, as of such date, the registration statement and the prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus relating to the Registrable Securities until the requisite changes have been made).

(iv) Company shall use its best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the registration statement relating to the Registrable Securities at the earliest possible time.

(v) Company shall furnish to Holder with respect to the registration statement relating to the Registrable Securities, without charge, such number of copies of such registration statement and any post-effective amendment thereto, including financial statements and schedules, and all reports, other documents and exhibits (including those incorporated by reference) as Holder shall reasonably request.

(vi) Company shall furnish to Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) relating to the Registrable Securities, in conformity with the requirements of the Securities Act, as the Holder may reasonably request in order to effect the offering and sale of the shares of Registrable Securities to be offered and sold, but only while Company shall be required under the provisions hereof to cause the registration statement to remain current, and Company consents (except during the continuance of any event described in Section 3(b)(iii)(B)(3)) to the use of the prospectus or any amendment or supplement thereto by Holder in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto.

(vii) Prior to any offering of Registrable Securities pursuant to any registration statement, Company shall use its reasonable best efforts to register or qualify the shares of Registrable Securities covered by such registration statement under the securities or blue sky laws of such states as Holder shall reasonably request, maintain any such registration or qualification current until the earlier of the sale of the shares of Registrable Securities so registered or ninety (90) days subsequent to the effective date of the registration statement, and do any and all other acts and things either reasonably necessary or advisable to enable Holder to consummate the public sale or other disposition of the shares of Registrable Securities in jurisdictions where Holder desires to effect such sales or other disposition; provided, however, that Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where Company is not so qualified.

(viii) In connection with any offering of shares of Registrable Securities registered pursuant to this Agreement, Company shall (x) furnish the Holder, at Company's expense, on a timely basis with certificates free of any restrictive legends representing ownership of the shares of Registrable Securities being sold in such denominations and registered in such names as the Holder shall request and (y) instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the shares of Registrable Securities.

(ix) Upon the occurrence of any event contemplated by Section 3(b)(iii)(B)(3) above, Company shall promptly prepare a post-effective amendment to any registration statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to Holder of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(x) Company shall make generally available to its security holders or otherwise provide in accordance with Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable registration statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

(xi) Company shall, if requested, promptly include or incorporate in a prospectus supplement or post-effective amendment to a registration statement, such information as the managing underwriters administering an underwritten offering of the Registrable Securities registered thereunder reasonably request to be included therein and to which Company does not reasonably object and shall make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment.

(xii) If requested by Holder, Company shall enter into an underwriting agreement with a nationally recognized investment banking firm or firms containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary underwritten distributions, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 3 (or such other provisions and procedures acceptable to the managing underwriters, if any) with respect to all parties to be indemnified pursuant to Section 4.

(xiii) Company will use its best efforts to cause the Registrable Securities to be admitted for quotation on the New York Stock Exchange or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the effective date of any registration statement hereunder.

(c) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, Company agrees to:

(i) Make and keep public information available, as those terms are understood and defined in and interpreted under Rule 144 (or any successor provision) of the Securities Act, at all times;

(ii) During the term of this Agreement, to furnish to Holder upon request (A) a written statement by Company as to its compliance with the reporting requirements of Rule 144, (B) a copy of the most recent annual or quarterly report of Company, if any, and (C) such other reports and documents of Company as the Holders may reasonably request in availing itself of any rule or regulation of the SEC allowing Holder to sell any such securities without registration.

(d) Expenses. Company shall pay all fees and expenses incurred in connection with the performance of its obligations under Section 2, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Company's outside counsel and independent accountants incurred in connection with the preparation, filing and amendment of any registration statement authorized by this Agreement. Notwithstanding the foregoing, underwriters' and brokers' discounts and commissions and the fees and disbursements of counsel and any other representatives or consultants retained by Holder shall be borne exclusively by Holder; provided that the Company shall reimburse Holder for the reasonable fees and disbursements of one outside counsel for Holder. The fees and disbursements of counsel and any other representatives or consultants retained by the underwriters shall be the responsibility of the Company.

SECTION 4. Indemnification and Contribution.

(a) Indemnification by Company. In the case of any offering registered pursuant to this Agreement, Company agrees to indemnify and hold Holder and each person who controls a Holder within the meaning of Section 15 of the Securities Act harmless against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them, from time to time upon request, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (i)  any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or any amendment thereto) relating to the sale of such shares of Registrable Securities, including all documents incorporated therein by reference, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if Company shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement or contained in the prospectus (as amended or supplemented if Company shall have filed with the SEC any amendment thereof or supplement thereto), if used within the period during which Company shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 4 shall not apply to such losses, claims, damages, liabilities or actions which shall arise from the sale of shares of Registrable Securities to any person if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement made in such registration statement, prospectus, or amendment, or any such omission or alleged omission, if such statement or omission shall have been (x) made in reliance upon and in conformity with information furnished in writing to the Company by the Holders or any such underwriter specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto, or (y) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by the Company with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or given to such person at or prior to the confirmation of such sale to him.

(b) Indemnification by the Sellers of Registrable Securities. In the case of each offering registered pursuant to this Agreement, Holder who sells Registrable Securities agrees, in the same manner and to the same extent as set forth in Section 4(a) to indemnify and hold harmless Company and each person, if any, who controls Company within the meaning of Section 15 of the Securities Act, its directors and those officers of Company who shall have signed any such registration statement with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid), to the extent, and only to the extent, that such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to Company by the Holder specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto; provided, however, that the obligation to indemnify will be several, not joint and several, among Holder who sells Registrable Securities in such registration, and provided further, that in no event shall the liability of any selling Holder under this Section 4(b) be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Notice of Claims. Each party indemnified under Section 4(a) or Section 4(b) of this Agreement shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served on such indemnified party. The failure of any indemnified party to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in Section 4(a) or Section 4(b) of this Agreement, unless the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, that if any indemnified party or parties reasonably determine that there may be legal defenses available to such indemnified party that are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party shall not be entitled to assume such defense. If an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for such indemnifying party shall be entitled to conduct the defense of such indemnifying party and counsel for the indemnified party shall be entitled to conduct the defense of such indemnified party or parties. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable to such indemnified party under Section 4(a) or Section 4(b) of this Agreement for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, Company and the sellers of Registrable Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by Company and the sellers of Registrable Securities, as incurred; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person that was not guilty of such fraudulent misrepresentation. As between Company, on the one hand, and sellers of Registrable Securities, on the other hand, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of Company, on the one hand, and the sellers of Registrable Securities, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of Company, on the one hand, and of the sellers of Registrable Securities, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Company, on the one hand, or by or on behalf of the sellers of Registrable Securities, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything in this Section 4(d), no indemnifying party (other than the Company) shall be required pursuant to this Section 4(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason for such untrue statement or omission. Company and the sellers of Registrable Securities agree, that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4(d), each person who controls Company or the sellers of Registrable Securities within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the sellers of Registrable Securities or Company, as the case may be. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. If indemnification is available under this Section 4, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 4 hereof without regard to the relative fault of said indemnifying parties or indemnified party.

(e) Survival. The obligations of Company and the sellers of Registrable Securities under this Section 4 shall survive the completion of any offering of Registrable Securities in a registration statement.

SECTION 5 Miscellaneous.

(a) Notices. Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, postage prepaid, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

(i) if to Company, to it at:

Chyron Corporation

5 Hub Drive

Melville, NY 11747

Attention: CEO

Telecopy No.: 631-845-5210

with a copy to:

Akin, Gump, Strauss, Hauer & Feld L.L.P.

590 Madison Avenue

New York

NY 10022-2524

Attention: Robert S. Matlin, Esq.

Telecopy No: 212-872-8240

(ii) if to Holder, to it at:

Microsoft Corporation

One Microsoft Way

Redmond, WA 98052-6399

Attention: Law & Corporate Affairs

and with a copy to:

Preston Gates & Ellis LLP

701 Fifth Avenue, Suite 5000

Seattle, WA 98104-7078

Attention: Richard B. Dodd, Esq.

Telecopy No.: 206-623-7022

All such notices and communications shall be effective when received by the addressee.

(b) Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Washington as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws. Any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced in the courts of the State of Washington located in the City of Seattle or the United States District Court for the Western District of Washington (the "Western District of Washington"), to the extent subject matter jurisdiction exists therefor, and the parties irrevocably submit to the non-exclusive jurisdiction of both such courts in respect of any such action or proceeding. The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Washington located in the City of Seattle or the Western District of Washington and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum. Any judgment may be entered in any court having jurisdiction thereof.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c) Entire Agreement; Amendments. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by Company and consented to in writing by Holders of a majority (based on the voting power of such securities assuming such security is fully exercised or converted into shares of common stock) of the Registrable Securities.

(d) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(e) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(f) Termination of Company Obligation. All registration rights provided hereunder shall terminate upon such time as, in the written opinion of counsel to Company, there are no remaining Registrable Securities, whereupon Company shall remove all restrictive legends and stop transfer orders applicable to securities previously entitled to the benefits of this Agreement.

(g) No Transfer or Assignment of Registration Rights. The registration rights set forth in this Agreement shall not be transferable or assignable by Holder, except to a transferee of Common Shares; provided, however, that each transferee agrees in writing to be subject to all the terms and conditions of this Agreement.

SIGNATURE PAGE--REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date set forth above.

CHYRON CORPORATION

By:

Name:

Title:

MICROSOFT CORPORATION

By: Name:_______________________________ Title:________________________________